Exhibit 99.3

EQ Parent Company, Inc. and Subsidiaries

Consolidated Financial Report

for the Quarters Ended

March 31, 2014 and 2013

EQ Parent Company, Inc. and Subsidiaries

Contents

Report Letter	1-2

Consolidated Financial Statements

Balance Sheet	3

Statement of Operations	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-11

Independent Auditor’s Review Report

To the Board of Directors

EQ Parent Company, Inc. and Subsidiaries

Report on the Financial Statements

We have reviewed the consolidated interim financial statements of EQ Parent Company, Inc. and Subsidiaries (the “Company”), which comprise the balance sheet as of March 31, 2014 and the related consolidated statements of operations and cash flows for the three-month periods ended March 31, 2014 and March 31, 2013.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the consolidated financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation, and maintenance of the internal control sufficient to provide a reasonable basis for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

1

To the Board of Directors

EQ Parent Company, Inc. and Subsidiaries

Report on Consolidated Balance Sheet as of December 31, 2013

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of EQ Parent Company, Inc. and Subsidiaries as of December 31, 2013 and the related consolidated statements of operations, stockholder’s equity, and cash flows for the year ended December 31, 2013 (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated June 6, 2014. In our opinion, the accompanying consolidated balance sheet of EQ Parent Company, Inc. as of December 31, 2013 is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

Auburn Hills Michigan

June 6, 2014

2

EQ Parent Company, Inc. and Subsidiaries

Consolidated Balance Sheet

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$2,349,588	$11,300,699
Accounts receivable	89,014,062	89,018,975
Prepaid expenses and other current assets:
Prepaid expenses	4,343,363	5,206,938
Refundable taxes	500,000	500,000
Deferred tax asset	957,401	993,400
Other current assets	1,851,451	1,858,704
Total current assets	99,015,865	108,878,716

Property and Equipment - Net (Note 3)	95,506,921	96,926,928
Goodwill (Note 4)	115,175,020	115,175,020
Intangible Assets (Note 4)	52,637,987	56,960,710
Other Assets
Restricted cash and equivalents	1,600,203	1,600,785
Prepaid expenses	329,342	312,569
Debt issuance costs (Note 5)	2,204,626	2,540,836
Total assets	$366,469,964	$382,395,564

Liabilities And Stockholder's Equity

Current Liabilities
Accounts payable	$29,756,417	$36,134,773
Current portion of long-term debt (Note 5)	14,000,000	14,000,000
Current portion of accrued site restoration and closure/post closure costs (Note 2)	4,032,702	4,032,702
Accrued and other current liabilities	13,540,522	18,651,325
Total current liabilities	61,329,641	72,818,800

Long-term Debt - Net of current portion (Note 5)	122,500,000	126,000,000
Line of Credit	5,438,665	–
Other Long-term Liabilities
Deferred taxes	23,031,257	26,463,700
Accrued site restoration and closure/post closure costs - Net of current portion (Note 2)	22,566,508	22,184,298
Other long-term liabilities	1,126,921	1,127,585
Stockholder's Equity	130,476,972	133,801,181
Total liabilities and stockholder's equity	$366,469,964	$382,395,564

See Notes to Consolidated Financial Statements.

3

EQ Parent Company, Inc. and Subsidiaries

Consolidated Statement of Operations

	Three Months Ended
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)

Net Revenue	$84,964,772	$68,061,585
Operating Expenses
Cost of revenue	70,089,747	52,994,811
General and administrative expenses	10,806,903	8,685,754
Depreciation expense (Note 3)	4,178,471	2,589,573
Amortization - Intangible assets	4,382,723	2,541,375
Accretion expense (Note 2)	461,420	418,603
Shared-based compensation expense	–	197,376
Total operating expenses	89,919,264	67,427,492

Operating income	(4,954,492)	634,093

Nonoperating Income (Expenses)
Gain on sale of property	9,333	4,163
Other income	243,227	25,220
Interest expense	(1,393,539)	(804,723)

Total nonoperating expenses	(1,140,979)	(775,340)

Consolidated Net Loss - Before income taxes	(6,095,471)	(141,247)
Income Tax (Recovery) Expense	(2,771,262)	311,578

Consolidated Net Loss	$(3,324,209)	$(452,825)

See Notes to Consolidated Financial Statements.

4

EQ Parent Company, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	Three Months Ended
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)
Cash Flows from Operating Activities
Consolidated net loss	$(3,324,209)	$(452,825)
Adjustments to reconcile consolidated net loss to net cash from operating activities:
Depreciation	4,178,471	2,589,573
Gain on disposal of property and equipment	(9,333)	(4,163)
Bad debt expense	764,459	272,709
Share-based compensation expense	–	197,376
Deferred income taxes	(3,396,444)	703,491
Accretion expense	461,419	418,603
Amortization of debt issuance costs	236,210	201,541
Change in fair value of interest rate swap	(42,429)	(52,701)
Amortization of intangible assets	4,382,723	2,530,437
Changes in operating assets and liabilities which (used) provided cash:
Accounts receivable	(759,546)	9,660,371
Prepaid expenses and other assets	954,055	902,673
Accounts payable	(8,624,889)	(3,696,495)
Accrued site restoration and closure/postclosure costs	(79,209)	(135,375)
Accrued and other current liabilities	(5,068,374)	(2,138,393)
Other long-term liabilities	(664)	(9,677)
Net cash (used in) provided by operating activities	(10,327,760)	10,987,145

Cash Flows from Investing Activities
Change in restricted cash equivalents	582	(969)
Purchase of property and equipment	(2,821,131)	(1,485,581)
Proceeds from disposition of property and equipment	12,000	–
Net cash used in investing activities	(2,808,549)	(1,486,550)

Cash Flows from Financing Activities
Net change in outstanding checks in excess of cash balances	2,246,533	646,830
Repayments on senior debt	(3,500,000)	(2,475,000)
Net proceeds from (payments on) line of credit	5,438,665	(8,216,547)
Net cash provided by (used in) financing activities	4,185,198	(10,044,717)

Net Decrease in Cash and Cash Equivalents	(8,951,111)	(544,122)

Cash and Cash Equivalents - Beginning of period	11,300,699	1,807,722
.
Cash and Cash Equivalents - End of period	$2,349,588	$1,263,600

See Notes to Consolidated Financial Statements.

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 1 - Organization and Basis of Presentation

EQ Parent Company, Inc. and Subsidiaries (the "Company") is a fully integrated environmental services company that provides waste treatment and disposal, wastewater treatment, remediation, recycling, industrial cleaning and maintenance, transportation, total waste management, technical services, and emergency response services to a variety of industries and customers in North America. EQ Parent Company, Inc. is a wholly owned subsidiary of EQ Group, LLC (EQ Group).

Basis of Presentation - The accompanying unaudited consolidated interim financial statements as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 have been prepared by the Company, without audit, in accordance with accounting principles generally accepted in the United States of America for interim financial reporting. While these consolidated interim financial statements reflect all normal recurring adjustments which are, in the opinion of management, necessary for fair presentation of the results of the interim periods, they do not include all of the information and notes required by generally accepted accounting principles for complete consolidated financial statements. The Company’s consolidated balance sheet as of December 31, 2013 has been derived from the Company’s audited balance sheet as of that date. The results of operations and cash flows for the three months ended March 31, 2014 and 2013 are not necessarily indicative of the results for the Company’s entire fiscal year. The financial information included herein should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2013 and the notes thereto.

Principles of Consolidation - The accompanying consolidated interim financial statements for EQ Parent Company, Inc. (the "Company" or EQ Parent) include the accounts of its wholly owned subsidiaries, EQ Holdings, Inc. (EQ Holdings), EQ - The Environmental Quality Company (EQ), Michigan Disposal, Inc. (MDI), Wayne Disposal, Inc. (WDI), EQ Resource Recovery, Inc. (EQRR), Wayne Energy Recovery, Inc. (WER), EQ Industrial Services, Inc. (EQIS), EQ Northeast, Inc. (EQNE), EQ Florida, Inc. (EQ Florida), EQ Detroit, Inc. (EQ Detroit), EQ Augusta, Inc. (EQ Augusta), EQ Mobile Recycling, Inc. (EQMR), EQ Ohio, Inc. (EQOH), EQ Illinois, Inc. (EQIL), EQ Pennsylvania, Inc. (EQPA), EQ Oklahoma, Inc. (EQOK), and EQ Alabama, Inc. (EQ Alabama), and its indirect wholly owned subsidiaries, EQ Industrial Services de Mexico (EQIS de Mexico), Vac-All Services, Inc. (Vac-All), and Allstate Power Vac, Inc. (APV). All significant intercompany transactions and balances have been eliminated upon consolidation.

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 1 - Organization and Basis of Presentation (Continued)

Accounts Payable - Included in accounts payable at March 31, 2014 and December 31, 2013 are approximately $2,800,000 and $538,000, respectively, of outstanding checks issued in excess of available cash balances.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events - The consolidated interim financial statements and related disclosures include evaluation of events up through and including June 6, 2014, which is the date the consolidated interim financial statements were available to be issued.

Note 2 - Site Restoration and Closure/Postclosure Costs

Site restoration and closure and postclosure liabilities are recorded at the present value of estimated future cash payments. The following is a summary of the changes to the site restoration and closure and postclosure liabilities for the three months ended March 31, 2014 and 2013:

	Closure/ Postclosure	Arsenal Road
	(unaudited)	(unaudited)

Balance - January 1, 2013	$19,935,000	$5,512,000
Liabilities incurred	51,904	–
Liabilities settled	(99,270)	(80,619)
Accretion expense	327,931	90,672
Changes in estimates	(8,189)	800
Balance - March 31, 2013	$20,207,376	$5,522,853

	Closure/ Postclosure	Arsenal Road
	(unaudited)	(unaudited)

Balance - January 1, 2014	$21,046,000	$5,171,000
Liabilities incurred	76,803	–
Liabilities settled	(143,479)	(3,994)
Accretion expense	370,410	91,010
Changes in estimates	(9,340)	800
Balance - March 31, 2014	$21,340,394	$5,258,816

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 3 - Property and Equipment

Major classes of property and equipment are as follows:

	March 31, 2014	December 31, 2013	Depreciable Life - Years
	(unaudited)

Land	$9,236,253	$9,236,253	–
Land improvements	26,607,284	26,514,554	10-15
Buildings	13,772,892	13,760,164	7-40
Building improvements	9,939,939	9,934,799	3-10
Machinery and equipment	42,159,276	40,688,657	2-10
Transportation equipment	29,750,823	29,161,964	5-10
Furniture and fixtures	923,452	923,452	3-5
Computer equipment and software	7,743,448	7,737,949	3-5
Leasehold improvements	2,618,904	2,597,982	5-20
Construction in progress	9,422,826	9,011,450	–
Total cost	152,175,097	149,567,224
Accumulated depreciation	(56,668,176)	(52,640,296)
Net property and equipment	$95,506,921	$96,926,928

Depreciation expense was $4,178,471 and $2,589,573 for the three months ended March 31, 2014 and 2013, respectively.

Note 4 - Intangible Assets and Goodwill

Intangible assets and goodwill at March 31, 2014 and December 31, 2013 are summarized as follows:

	March 31, 2014 (unaudited)			December 31, 2013
	Gross Carrying	Accumulated		Gross Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net

Amortized intangible assets:
Permits	$61,972,295	$37,770,569	$24,201,726	$61,912,295	$34,891,158	$27,021,137
Customer relationships	39,818,901	17,032,330	22,786,571	39,818,901	16,679,547	23,139,354
Noncompete agreements	8,448,040	2,798,350	5,649,690	8,448,040	1,647,821	6,800,219

Total	$110,239,236	$57,601,249	$52,637,987	$110,179,236	$53,218,526	$56,960,710

Goodwill	$115,175,020			$115,175,020

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 5 - Line of Credit and Other Long-term Debt

On July 29, 2013, in connection with the Allstate acquisition, EQ Holdings entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement (the "Credit Agreement") with a syndicate of banks (collectively referred to as the "bank"), which amended and restated the Revolving Credit and Term Loan Agreement dated November 25, 2008, as previously amended and restated on March 1, 2011. The Credit Agreement provides for a senior term loan facility in the amount of $140,000,000 and a revolving line of credit with commitments up to $80,000,000, both of which will mature on July 1, 2016.

The Credit Agreement provides for both the revolving line of credit and the term loan facility to be increased, subject to certain terms and conditions, in an aggregate amount not to exceed $30,000,000. The Credit Agreement also contains certain financial and operational covenants which require EQ Holdings to maintain certain financial ratios. All obligations under the Credit Agreement are guaranteed by each of EQ Holdings’ subsidiaries and secured by a lien on substantially all of the assets of the borrower and each of its subsidiary guarantors, plus a pledge of EQ Holdings’ equity interests by EQ Parent Company, Inc.

The revolving line of credit is further subject to sub-limits of $50,000,000 for letters of credit and $7,000,000 for swing line loans. EQ Holdings had borrowings of approximately $5,400,000 and $0 under revolving line of credit and swing line loans at March 31, 2014 and December 31, 2013, respectively. The amount of outstanding letters of credit is approximately $34,662,000 and $37,444,000 at March 31, 2014 and December 31, 2013, respectively. Outstanding letters of credit reduce available borrowings on the revolving line of credit. The revolving line of credit and swing line loans bear interest at the bank's prime rate or LIBOR plus an applicable margin based on EQ Holdings’ total leverage (an effective rate of 5.25 percent at March 31, 2014). Interest is payable quarterly.

Long-term debt at March 31, 2014 and December 31, 2013 is as follows:

	March 31, 2014	December 31, 2013
	(unaudited)

Senior term note payable	$136,500,000	$140,000,000

Less current portion	14,000,000	14,000,000

Long-term portion	$122,500,000	$126,000,000

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 5 - Line of Credit and Other Long-term Debt (Continued)

Principal payments on the senior term note are due in quarterly installments of $3,500,000, with a final payment of $105,000,000 due in July 2016. The note bears interest at the bank's prime rate or LIBOR plus an applicable margin based on the Company's total leverage. At March 31, 2014, $133,000,000 of the note bore interest at the LIBOR-based rate of 3.40 percent and the remaining $3,500,000 bore interest at the prime-based rate of 5.50 percent. At December 31, 2013, $136,500,000 of the note bore interest at the LIBOR-based rate of 3.42 percent and the remaining $3,500,000 bore interest at the prime-based rate of 5.50 percent. Interest is payable quarterly.

The balance of the outstanding long-term debt at March 31, 2014 matures as follows:

Periods Ending
March 31	Amount
2015	$14,000,000
2016	14,000,000
2017	108,500,000
Total	$136,500,000

In connection with the Credit Agreement with the bank, EQ Holdings incurred debt issuance costs which are amortized over the life of the senior term note using the effective interest rate method and included in interest expense in the consolidated interim statement of operations. Amortization expense was $236,210 and $201,541 for the three months ended March 31, 2014 and 2013, respectively. The net carrying value of the debt issuance costs is $2,204,626 and $2,540,836 as of March 31, 2014 and December 31, 2013, respectively.

Note 6 - Contingencies

General - In the normal course of conducting its business, the Company becomes involved in various lawsuits as well as administrative proceedings and governmental investigations related to environmental matters. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on the earnings of a particular year. The Company does not believe that these proceedings, individually or in aggregate, are material to its business or its financial condition.

In the ordinary course of operations, the Company grants various levels of indemnification to waste haulers and generators. Management is not aware of any contingencies arising from these indemnifications that individually or in the aggregate would have a significant adverse impact on the consolidated interim financial statements of the Company as of March 31, 2014 and 2013.

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EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

March 31, 2014 and 2013

Note 6 - Contingencies (Continued)

Loss Contract - In 2003, the Company was hired by a customer to remediate a former dump site in the Cuyahoga National Forest under a long-term contract. The customer paid the Company $9,300,000 for the work to be performed. Revenue related to this project was recognized using the percentage-of-completion method. Under this method, revenue was recognized each period by the percentage of costs incurred to estimated total costs for the contract. In 2008, management determined the project would result in a loss. In 2010, the Company entered into a reimbursement agreement with the original customer for this project. Under the terms of this agreement, the customer reimburses the Company for the customer's proportionate share of certain costs incurred by the Company.

During the three months ended March 31, 2014 and 2013, the Company spent approximately $176,000 and $672,000, respectively. No amounts were submitted to the customer for reimbursement during either period. An accrued loss of approximately $392,000 and $568,000 was recorded in other accrued liabilities at March 31, 2014 and December 31, 2013, respectively, as management believes this represents the most likely estimate of costs to complete. Due to uncertainties inherent in the estimation process, it is reasonably possible that in the near term the Company will revise its cost estimates related to the project.

Note 7 - Cash Flows

Cash paid for interest and income taxes for the three months ended March 31, 2014 and 2013 was as follows:

	2014	2013
	(unaudited)	(unaudited)

Interest	$1,325,733	$786,220
Income taxes	127,000	75,000

Note 8 - Subsequent Event

On April 6, 2014, EQ Group, LLC agreed to sell 100 percent of the outstanding shares of EQ Parent Company, Inc. to U. S. Ecology, Inc. for $465,000,000. The transaction calls for payment of the estimated purchase price in cash, less an escrow of $30,000,000, at closing, subject to potential closing working capital adjustments. The sale is subject to various approvals by regulatory and government agencies, and closing is anticipated to take place during the second or third quarter of 2014.

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